UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERCO

(Exact name of registrant as specified in its charter)

Nevada

(Jurisdiction of incorporation or organization)

88-0106815

(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Ste. 100

Reno NV 89511

775-668-6300

(Address of principal executive offices, zip code)

Securities Act registration statement file number to which this form relates: (if applicable) N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.25 Series N Non-Voting Common Stock, par value $0.001	New York Stock Exchange New York Stock Exchange

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by AMERCO, a Nevada corporation (the “Company”), in connection with the transfer of the listing of the Company’s Common Stock, par value $0.25 per share (the “Common Stock”), and the Company’s Series N Non-Voting Common Stock, par value $0.001 (the “Non-Voting Common Stock”), from the NASDAQ Global Select Stock Market to the New York Stock Exchange (the “Listing Transfer”). The Company plans to change its name from “AMERCO” to “U-Haul Holding Company” on December 19, 2022, the date the Listing Transfer will occur. The Common Stock will trade on the New York Stock Exchange under the trading symbol “UHAL”, and the Non-Voting Common Stock will trade on the New York Stock Exchange under the trading symbol “UHAL.B”.

Item 1. Description of Registrant’s Securities to be Registered.

The following are hereby incorporated by reference in answer to this item:  (a) the description of the Common Stock contained in Exhibit 4.36 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the period ending on March 31, 2020; and (b) the description of the Non-Voting Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on October 24, 2022.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

	By:	/s/Jason A. Berg
Date: December 15, 2022		Jason A. Berg Chief Financial Officer